                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549




                                    FORM 8-K




                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934



                        Date of Report: October 23, 1997



                           JACOR COMMUNICATIONS, INC.



                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)


           0-12404                                     31-0978313
(Commission File No.)                          (IRS Employer Identification No.)



                          50 East RiverCenter Boulevard
                                   12th Floor
                               Covington, KY 41017

                                 (606) 655-2267

Item 5.   OTHER EVENTS

     In October, 1997, Citicasters Co., an indirect wholly-owned subsidiary of Jacor Communications, Inc. (the "Company"), signed a letter of intent to acquire the assets of 17 radio stations from Nationwide Communications, Inc. and its affiliated entities for a purchase price of approximately $620.0 million. These stations are: KDMX-FM in Dallas, Texas; KEGL-FM in Ft. Worth, Texas; KHMX-FM in Houston, Texas; KTBZ-FM in Lake Jackson, Texas; KMJZ-FM and KSGS-AM in St. Louis Park, Minnesota; KMCG-FM in Carlsbad, California; KGLQ-FM in Phoenix, Arizona; KZZP-FM in Mesa, Arizona; WPOC-FM in Baltimore, Maryland; WGAR-FM, WMJI-FM and WMMS-FM in Cleveland, Ohio; WCOL-FM, WFII-AM and WNCI-FM in Columbus, Ohio; and KXGL-FM in San Diego, California.

     In addition, various subsidiaries of the Company have recently entered into agreements for the following transactions, none of which are material to the Company. The Company's subsidiaries have entered into three agreements to acquire an aggregate of seven radio stations for approximately $46.3 million. These stations are: KXFD-AM in Nampa, Idaho; KSJO-FM in San Jose, California; WMRN-FM, WMRN-AM and WDIF-AM in Marion, Ohio; WHMQ-FM in North Baltimore, Ohio; and WQTL-FM in Ottawa, Ohio. Additionally, WLOH-AM in Lancaster, Ohio will be sold for approximately $0.1 million. KBCO-AM in Boulder, Colorado will be donated to the University of Colorado Foundation.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (b)  Exhibits

          99.1 Press Release dated October 13, 1997

          99.2 Press Release dated October 23, 1997

          99.3 Press Release dated October 27, 1997

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              JACOR COMMUNICATIONS, INC.



November 4, 1997              By:  /s/ R. Christopher Weber
                                   ----------------------------
                                   R. Christopher Weber, Senior Vice President
                                   and Chief Financial Officer


                                        2